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                                                                    Exhibit 23.2



                        Consent of Deloitte & Touche LLP
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of AmeriPath, Inc. on Form S-8 of our report dated March 29, 2001, appearing in the Annual Report on Form 10-K of AmeriPath, Inc. for the year ended December 31, 2000 and in the Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Miami, Florida
September 7, 2001